Exhibit 1.1

BOFI HOLDING, INC.

1,066,327 Shares of Common Stock

UNDERWRITING AGREEMENT

March 30, 2010

B. Riley & Co., LLC

4675 MacArthur Court

Suite 1500

Newport, CA 92660

Ladies and Gentlemen:

BofI Holding, Inc., a Delaware corporation (the “Company”), proposes, to issue and sell to B. Riley & Co., LLC (the “Underwriter”), pursuant to this Underwriting Agreement (this “Agreement”) an aggregate of 1,066,327 shares (the “Firm Shares”) of common stock, $0.01 par value (the “Common Stock”), of the Company. In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriter the option to purchase from the Company up to an additional 159,949 shares of Common Stock (the “Additional Shares”). The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The Shares are described in the Prospectus which is referred to below.

The Company and the Underwriter agree as follows:

1. Sale and Purchase. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Firm Shares to the Underwriter, and the Underwriter agrees to purchase from the Company the Firm Shares. The pricing terms of the purchase of the Shares by the Underwriter and the pricing terms of the offering of the Shares to the public are as set forth in Schedule A hereto.

In addition, the Company hereby grants to the Underwriter the option to purchase, and upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Underwriter shall have the right to purchase from the Company, all or a portion of the Additional Shares as may be necessary solely to cover over-allotments, if any, made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriter to the Company for the Firm Shares. This option may be exercised by the Underwriter at any time and from time to time on or before the thirtieth (30th) day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “Additional Time of Purchase”); provided, however, that the Additional Time of Purchase shall not be earlier than the Time of Purchase (as defined below) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised.

2. Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made to the Company by Federal Funds wire transfer against delivery of the certificates for the Firm Shares to the Underwriter through the facilities of The Depository Trust Company (“DTC”) for the account of the Underwriter. Such payment and delivery shall be made at 10:00 A.M., New York time, on April 5, 2010 (the “Closing Date”) (unless another time shall be agreed to by the Underwriter and the Company). The time at which such payment and delivery are to be made is hereinafter sometimes called the “Time of Purchase.” Electronic transfer of the Firm Shares shall be made to the Underwriter at the Time of Purchase in such names and in such denominations as the Underwriter shall specify.

Payment of the purchase price for the Additional Shares shall be made at the Additional Time of Purchase in the same manner and at the same office as the payment for the Firm Shares. Electronic transfer of the Firm Shares shall be made to the Underwriter at the Time of Purchase in such names and in such denominations as the Underwriter shall specify. The Time of Purchase and the Additional Time of Purchase are sometimes referred to herein as the “Closing Dates”.

Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Shares shall be made at the offices of Lowenstein Sandler P.C., counsel for the Underwriter, located at 65 Livingston Avenue, Roseland, New Jersey, at 10:00 A.M., New York time, on the date of the closing of the purchase of the Shares.

3. Representations and Warranties of the Company and the Bank.

(A) The Company represents and warrants to, and agrees with, the Underwriter as of the date hereof and as of the Time of Purchase and the Additional Time of Purchase, as the case may be, that:

(a) The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and published rules and regulations thereunder (the “Rules and Regulations”) adopted by the Securities and Exchange Commission (the “Commission”) a “shelf” Registration Statement (as hereinafter defined) on Form S-3 (File No. 333-163339), which was declared effective by the Commission as of January 7, 2010 (the “Effective Date”), including a base prospectus relating to the securities registered pursuant to such Registration Statement (the “Base Prospectus”), and such amendments and supplements thereto as may have been required to the date of this Agreement. The term “Registration Statement” as used in this Agreement means the registration statement (including all exhibits, financial schedules and all documents and information deemed to be a part of the Registration Statement pursuant to Rule 430A of the Rules and Regulations), as amended and/or supplemented to the date of this Agreement, including the Base Prospectus. The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus (as defined below) has been issued by the Commission and no proceedings for that purpose have been instituted or are threatened by the Commission. The Company, if required by the Rules and Regulations of the Commission, will file the Prospectus, with the Commission pursuant to Rule 424(b) of the Rules and Regulations. The term “Prospectus” as used in this Agreement means the prospectus, in the form in which it is to be filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations (including the Base Prospectus), or, if the prospectus is not to be filed with the Commission pursuant to Rule 424(b), the prospectus in the form included as part of the Registration Statement as of the Effective Date, except that if any revised prospectus, prospectus supplement or preliminary prospectus supplement shall be provided to the Underwriter by the Company for use in connection with the Offering and sale of the Shares which differs from the Prospectus (whether or not such revised prospectus, prospectus supplement or preliminary prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) of the Rules and Regulations), the term “Prospectus” shall refer to such revised prospectus, prospectus supplement or preliminary prospectus supplement, as the case may be (including any Preliminary Prospectus (as defined below), together with the Base Prospectus, from and after the time it is first provided to the Underwriter for such use. The term “Preliminary Prospectus” means any preliminary prospectus relating to the securities included in the Registration Statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including any preliminary prospectus supplement thereto relating to the Shares. Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the last to occur of the Effective Date, or the date of the Prospectus, and any reference herein to the terms “amend,” “amendment,” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the Effective Date or the date of the Prospectus, as the case may be, which is incorporated by reference and (ii) any such document so filed. If the Company has filed an abbreviated registration statement to register additional securities pursuant to Rule 462(b) under the Rules and Regulations (the “462(b) Registration Statement”), then any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement. The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-3 under the Securities Act. The offering of the Shares by the Company complies with the applicable requirements of Rule 415 under the Securities Act.

(b) As of the Applicable Time (as defined below) and the Time of Purchase and the Additional Time of Purchase, as the case may be, neither (i) any General Use Free Writing Prospectus (as defined below) issued at or prior to the Time of Purchase, the Prospectus and the information included on Exhibit A hereto, all considered together (collectively, the “General Disclosure Package”), (ii) any individual Limited Use Free Writing Prospectus (as defined below) issued at or prior to the Time of Purchase or the Additional Time of Purchase, as the case may be, nor (iii) the bona fide electronic road show, if any, (as defined in Rule 433(h)(5) of the Rules and Regulations), that has been made available without restriction to any person, when considered together with the General Disclosure Package, included or will include, any untrue statement of a material fact or omitted or will omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Issuer Free Writing Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the “Underwriter’s Information” which is defined as the information set forth in Section 15. As used in this Agreement:

“Applicable Time” means 8:00 A.M. (New York City time) on the date of this Agreement.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Rules and Regulations.

“Limited Use Free Writing Prospectuses” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

(c) No order preventing or suspending the use of any Issuer Free Writing Prospectus or the Prospectus relating to the Offering has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or threatened by the Commission,

(d) The Registration Statement, at the time it became effective, as of the date hereof, and as of the Time of Purchase and the Additional Time of Purchase, as the case may be, conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations. Any Preliminary Prospectus conformed, and the Prospectus will conform, when filed with the Commission pursuant to Rule 424(b) and on the Time of Purchase and the Additional Time of Purchase, as the case may be, to the requirements of the Act and the Rules and Regulations. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any documents incorporated therein on or prior to the Closing Date will conform, when filed with the Commission, to the requirements of the Exchange Act or the Act, as applicable, and the rules and regulations of the Commission thereunder; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Registration Statement, any Preliminary Prospectus or the Prospectus in reliance upon and in conformity with the Underwriter’s Information.

(e) The Registration Statement as of the Effective Date, the date hereof and as of the Time of Purchase and the Additional Time of Purchase, as the case may be, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Registration Statement in reliance upon and in conformity with the Underwriter’s Information.

(f) The Prospectus, as of its date, the date hereof and as of the Time of Purchase and the Additional Time of Purchase, as the case may be, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Registration Statement in reliance upon and in conformity with the Underwriter’s Information.

(g) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied or will comply with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. Each Issuer Free Writing Prospectus, if any, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Underwriter as described in Section 5(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified, or includes an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter’s Information.

(h) The documents incorporated by reference in any Preliminary Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, the Rules and Regulations and the rules and regulations of the Commission under the Exchange Act and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in any Preliminary Prospectus and the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, the Rules and Regulations and the rules and regulations of the Commission under the Exchange Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(i) The Company is not an “ineligible issuer” in connection with the Offering pursuant to Rules 164, 405 and 433 under the Securities Act. The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the Offering other than the Prospectus, the General Disclosure Package and other materials, if any, permitted under the Securities Act and consistent with Section 5(b) below. The Company will file with the Commission all Issuer Free Writing Prospectuses (other than a “road show,” as defined in Rule 433(d)(8) of the Rules and Regulations), if any, in the time and manner required under Rules 163(b)(2) and 433(d) of the Rules and Regulations.

(j) The Company is a registered unitary savings and loan holding company under the Home Owners Loan Act of 1933, as amended (“HOLA”), with respect to Bank of Internet USA (the “Bank”) and has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement; the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or have such power or authority (i) would not have, singularly or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, prospects, assets or business of the Company and its Subsidiaries, taken as a whole, or (ii) impair in any material respect the ability of the Company to perform its obligations under this Agreement or to consummate any transactions contemplated by this Agreement, the General Disclosure Package or the Prospectus (any such effect as described in clauses (i) or (ii), a “Material Adverse Effect”). The Company owns or controls, directly or indirectly, only the corporations, partnerships, or other entities listed on Schedule B attached hereto (each a “Subsidiary” and, collectively, the “Subsidiaries”).

(k) Each Subsidiary, including the Bank, has been duly incorporated, chartered or organized, as the case may be, and is validly existing as a corporation, limited liability company, trust company, statutory business trust or bank in good standing under the laws of the jurisdiction of its incorporation, chartering or organization and has the corporate, company or trust power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and, in the case of the Bank, to enter into and perform its obligations under this Agreement; each Subsidiary is duly qualified as a foreign entity to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify, or be in good standing, would not, individually or in the aggregate, result in a Material Adverse Effect; all of the issued and outstanding shares of capital stock or ownership interests, as the case may be, of each Subsidiary are owned by the Company, directly or through Subsidiaries, and the issued and outstanding capital stock of each Subsidiary that is a corporation has been duly authorized and validly issued, is fully paid and is nonassessable; the Company owns, directly or through subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009, the issued and outstanding capital stock of each Subsidiary free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim; the Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries disclosed in the Registration Statement, the General Disclosure Package and the Prospectus; none of the outstanding shares of capital stock or other equity interest of any subsidiary was issued in violation of the preemptive or similar rights of any security holder or equity holder of such subsidiary; the activities of the Subsidiaries of the Bank are permitted to subsidiaries of a federal savings bank; and the deposit accounts of the Bank are insured up to the applicable limits by the Federal Deposit Insurance Corporation (the “FDIC”);

(l) The Company has the full right, power and authority to enter into this Agreement and to perform and to discharge its obligations hereunder; and this Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms.

(m) All corporate action required to be taken by the Company for the authorization, issuance and sale of the Shares has been duly and validly taken. The Shares have been duly and validly authorized and the shares of Common Stock, when issued and delivered against payment therefor as provided herein will be duly and validly issued, fully paid and non-assessable and the Underwriter will acquire good and valid title to such Shares free and clear of all liens, encumbrances, equities, preemptive rights and other claims. The Shares will conform in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus. No further approval or authority of the shareholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares as contemplated herein.

(n) The Company has duly and validly authorized capital stock as set forth in each of the Registration Statement, the General Disclosure Package and the Prospectus. The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement, the General Disclosure Package and the Prospectus. The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable and were issued in compliance in all material respects with United States federal and applicable state securities laws. Since the date provided in the General Disclosure Package, the Company has not issued any equity securities, other than Common Stock issued pursuant to the exercise of stock options or restricted stock units previously outstanding under the Company’s equity compensation plans or the issuance of Common Stock pursuant to employee stock purchase plans and Common Stock issued upon conversion of preferred stock. All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued and were issued in compliance in all material respects with United States federal and applicable state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.

(o) Neither the Company nor any of the Subsidiaries is in breach or violation of or in default (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, or constitute a default) (i) the certificate of incorporation or by-laws (or analogous organizational documents) of the Company or any of its Subsidiaries or (ii) in the performance or observance of any term, covenant, obligation, agreement or condition contained in any material indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their properties may be bound or affected, or (iii) in the performance or observance of any statute, law, rule, regulation, ordinance, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, the Subsidiaries or any of their respective properties, except, with respect to clauses (ii) and (iii) above, to the extent any such contravention would not reasonably be expected to result in a Material Adverse Effect.

(p) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of (i) applicable law; (ii) the certificate of incorporation or by-laws (or analogous organizational documents) of the Company or any of its Subsidiaries; (iii) any material indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any material license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected; or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its Subsidiaries except, in the cases of clauses (i) and (iii) above for any such contravention that would not have a Material Adverse Effect. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states or the by-laws, rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) and the NASDAQ Global Market in connection with the offer and sale of the Shares.

(q) Crowe Horwath LLP, who have certified certain financial statements and related schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”). Except as pre-approved in accordance with the requirements set forth in Section 10A of the Exchange Act, Crowe Horwath LLP has not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

(r) The financial statements, together with the related notes and schedules, included or incorporated by reference in the General Disclosure Package, the Prospectus and in the Registration Statement fairly present the financial position and the results of operations and changes in financial position of the Company and its consolidated Subsidiaries and other consolidated entities at the respective dates or for the respective periods therein specified. Such statements and related notes and schedules have been prepared in accordance with the generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved except as may be set forth in the related notes included or incorporated by reference in the General Disclosure Package. The financial statements, together with the related notes and schedules, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus comply in all material respects with the Securities Act, the Exchange Act, and the Rules and Regulations and the rules and regulations under the Exchange Act. No other financial statements or supporting schedules or exhibits are required by the Securities Act or the Rules and Regulations to be described, or included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus. There is no pro forma or as adjusted financial information which is required to be included in the Registration Statement, the General Disclosure Package, or the Prospectus or a document incorporated by reference therein in accordance with the Securities Act and the Rules and Regulations which has not been included or incorporated as so required.

(s) Subsequent to the respective dates as of which information is given in the General Disclosure Package, (a) neither the Company nor any of its Subsidiaries has incurred any material liability or obligation, direct or contingent, or entered into any material transaction not in the ordinary course of business; (b) neither the Company nor any of its Subsidiaries has purchased any of the Company’s outstanding capital stock, or declared, paid or otherwise made any dividend or distribution of any kind on the Company’s capital stock; (c) there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of such share of Common Stock upon the exercise of outstanding options, restricted stock units, warrants or conversion of preferred stock), or material change in the short–term debt or long–term debt of the Company and its Subsidiaries or any issue of options, warrants, convertible securities or other rights to purchase the capital stock (other than grants of stock options or restricted stock units under the Company’s equity compensation plans existing on the date hereof) of the Company, or (d) there has not been any material adverse change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries, taken as a whole, from that set forth in the Disclosure Package (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

(t) There are no legal or governmental proceedings (including, without limitation, the NASDAQ Global Market), actions, suits or claims pending or, to the Company’s knowledge, threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties or assets of the Company or any of its Subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Registration Statement, the General Disclosure Package and the Prospectus and proceedings that would not have a Material Adverse Effect on the Company and its Subsidiaries taken, as a whole, or (ii) that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents to which the Company or any of its Subsidiaries is subject or by which the Company or any of its Subsidiaries is bound that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(u) Neither the Company nor any of its Subsidiaries is or, after giving effect to the Offering of the Shares and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Prospectus, will become an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(v) Since March 1, 2010, neither the Company, its Subsidiaries nor any of the Company’s or its Subsidiaries’ officers, directors or affiliates has taken or will take (until the end of the Lock-Up Period (as defined below)), directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which would in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

(w) The Company and its Subsidiaries have good and marketable title to all real and personal property owned by them which is material to the business of the Company and its Subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects of title except such as are described in the Registration Statement, the General Disclosure Package or the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries, in each case except as described in the Registration Statement, the General Disclosure Package or the Prospectus.

(x) Except as disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, neither the Company nor any of its Subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(y) The Company and the Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information described in the Registration Statement, the General Disclosure Package and the Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses (collectively, “Intellectual Property”), except where the failure to own, license or have such rights would not, individually or in the aggregate, result in a Material Adverse Effect. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus (i) there are no third parties who have or, to the Company’s knowledge, will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to the Company; (ii) to the Company’s knowledge, there is no infringement by third parties of any Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to, or the validity, enforceability, or scope of, any Intellectual Property owned by or licensed to the Company, and the Company is unaware of any facts which could form a reasonable basis for any such claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any of the Subsidiaries infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which could form a reasonable basis for any such claim; (v) to the Company’s knowledge, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property; and (vi) to the Company’s knowledge, there is no prior art that may render any patent owned by the Company invalid, nor is there any prior art known to the Company that may render any patent application owned by the Company unpatentable.

(z) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its Subsidiaries are conducting their respective businesses in compliance in all material respects with all federal, state, local and foreign statutes, laws, rules, regulations, decisions, directives and orders applicable to them (including, without limitation, all regulations and orders of, or agreements with, the Office of Thrift Supervision (the “OTS”) and the FDIC, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, all other applicable fair lending laws or other laws relating to discrimination and the Bank Secrecy Act and Title III of the USA PATRIOT Act), and neither the Company nor any of its Subsidiaries has received any written, or to the Company’s knowledge, oral communication from any governmental entity asserting that the Company or any of its subsidiaries is not in compliance with any statute, law, rule, regulation, decision, directive or order in each case where the failure to so comply would reasonably be expected to have a Material Adverse Effect.

(aa) Each of the Company and its Subsidiaries possess all permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”), and has made all filings, applications and registrations with, all Governmental Entities to permit the Company or such Subsidiary to conduct the business now operated by the Company or its subsidiaries except where the failure to obtain such Governmental Licenses would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(bb) Neither the Company nor any of its Subsidiaries is subject or is party to, or has received any notice that any of them has or is likely to become subject or party to any investigation with respect to, any corrective, suspension or cease-and-desist order, agreement, memorandum of understanding, consent agreement or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Governmental Entity charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits (including the FDIC) or the supervision or regulation of the Company or any of its subsidiaries that currently relates to or restricts in any material respect their business or their management (each, a “Regulatory Agreement”), nor has the Company or any of its subsidiaries been advised by any such Governmental Entity that it is considering issuing or requesting any such Regulatory Agreement; there is no unresolved violation by any such Governmental Entity with respect to any report or statement relating to any examinations of the Company or any of its Subsidiaries which, in the reasonable judgment of the Company, currently results in or is expected to result in a Material Adverse Effect.

(cc) Except as disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, the operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Bank Secrecy Act, as amended, money laundering statutes applicable to the Company and its Subsidiaries, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”).

(dd) Neither the Company nor any of its Subsidiaries, nor to its knowledge, any director, officer, employee or agent acting on behalf of the Company or any of its Subsidiaries has: (i) used any Company funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from Company funds; (iii) caused the Company or any of its Subsidiaries to be in violation of any provision of the United States Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, illegal rebate or payoff, influence payment, kickback or other unlawful payment.

(ee) The Company and its Subsidiaries maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ff) The Company has established, maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within the Company, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (ii) have been evaluated for effectiveness as of the end of the last fiscal period covered by the Registration Statement; and (iii) such disclosure controls and procedures are effective to perform the functions for which they were established. Except as described in the Registration Statement, the General Disclosure Package or the Prospectus, since the end of the Company’s most recent audited fiscal year, there as been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls.

(gg) No relationship, direct or indirect, exists between or among the Company and any of its Subsidiaries, on the one hand, and the directors, officers, stockholders (or analogous interest holders), customers or suppliers of the Company or any of its Subsidiaries or any of their affiliates, on the other hand, which is required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or a document incorporated by reference therein and which is not so described.

(hh) No person or entity has the right to require registration of shares of Common Stock or other securities of the Company or any of its Subsidiaries under the Securities Act because of the filing or effectiveness of the Registration Statement or otherwise.

(ii) Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement and any letter of understanding between the Company and the Underwriter) that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares or any transaction contemplated by this Agreement, the Registration Statement, the General Disclosure Package or the Prospectus.

(jj) The Company and each of the Subsidiaries has timely filed all material federal, state, local and foreign income and franchise tax returns (or timely filed applicable extensions therefore) that have been required to be filed and are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any of the Subsidiaries is contesting in good faith and for which adequate reserves have been provided and reflected in the Company’s financial statements included in the Registration Statement, the General Disclosure Package or the Prospectus. Neither the Company nor any of its Subsidiaries has any tax deficiency that has been or, to the knowledge of the Company, is likely to be asserted or threatened against it that would result in a Material Adverse Effect.

(kk) The Company and each of the Subsidiaries maintains insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries. All such insurance is fully in force on the date hereof and will be fully in force as of the Closing Date. Neither the Company nor any of the Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from comparable insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(ll) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the Registration Statement, the General Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(mm) The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, as applicable. The Company has filed in a timely manner all reports required to be filed pursuant to Sections 13(a), 13(e), 14 and 15(d) of the Exchange Act during the preceding 12 months as applicable. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the NASDAQ Global Market, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NASDAQ Global Market, nor has the Company received any notification that the Commission or FINRA is contemplating terminating such registration or listing. No consent, approval, authorization or order of, or filing, notification or registration with, the NASDAQ Global Market is required for the listing and trading of the shares of Common Stock on the NASDAQ Global Market, except such as will have been obtained on or prior to the Closing.

(nn) The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all applicable rules and regulations promulgated thereunder or implementing the provisions thereof that are then in effect.

(oo) The statistical and market related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and such data agree with the sources from which they are derived.

(pp) Except as previously disclosed to the Underwriter in writing, to the Company’s knowledge, there are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, directors or 5% or greater securityholders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the one hundred eightieth (180th) day immediately preceding the date the Registration Statement was initially filed with the Commission, except as set forth in the Registration Statement, the Disclosure Package and the Prospectus. Neither the Company nor any Subsidiary directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(ee) of the By-laws of FINRA) of, any member firm of FINRA.

(qq) No approval of the stockholders of the Company under the rules and regulations of NASDAQ (including Rule 4350 of the NASDAQ Global Marketplace Rules) is required for the Company to issue and deliver the Shares to the Underwriter.

(rr) Except as described in the General Disclosure Package, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights, warrants or other convertible securities (including convertible preferred stock).

(ss) The Company is not, for the taxable year ended June 30, 2009, and upon consummation of the transactions described hereby and the application of the proceeds as described in the Registration Statement, the General Disclosure Package and the Prospectus is not expected to become, a Passive Foreign Investment Company within the meaning of Section 1297 of the Internal Revenue Code, as amended.

(tt) Neither the Company nor any Subsidiary is engaged in any unfair labor practice; except for matters that would not, individually or in the aggregate, result in a Material Adverse Effect. Except for those which, individually or in the aggregate have not had and could not reasonably be expected to result in a Material Adverse Effect, there is (i) (A) no unfair labor practice complaint pending or, to the Company’s knowledge after due inquiry, threatened against the Company or any Subsidiary before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge after due inquiry, threatened against the Company or any Subsidiary and (C) no union representation dispute currently existing concerning the employees of the Company or any Subsidiary, and (ii) to the Company’s knowledge (A) no union organizing activities are currently taking place concerning the employees of the Company or any Subsidiary and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees or any applicable wage or hour laws concerning the employees of the Company or any Subsidiary.

(uu) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(vv) Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity that, to the Company’s knowledge, will use such proceeds, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ww) In connection with the marketing of the Shares, neither the Company nor any person acting on behalf of the Company (other than the Underwriter and its representatives) has made any untrue statement or alleged untrue statement of any material fact in any audio or visual materials provided to investors by or on behalf of the Company with its approval or based upon written information furnished by or on behalf of the Company with its approval.

Any certificate signed by or on behalf of the Company and delivered to the Underwriter or to counsel for the Underwriter shall be deemed to be a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

(B) The Bank represents and warrants to, and agrees with, the Underwriter as of the date hereof and the Time of Purchase and the Additional Time of Purchase, as the case may be, that:

(a) The Bank has been duly chartered and is validly existing as a federal savings bank in good standing under the laws of the jurisdiction of its organization, with the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; the Bank is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(b) Neither the Bank nor any of its subsidiaries, is in violation of its charter or bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or to which its property or assets or that of any of its subsidiaries is subject except for such defaults that would not result in a Material Adverse Effect.

(c) This Agreement has been duly authorized, executed and delivered by the Bank.

(d) The execution, delivery and performance of this Agreement by the Bank and the compliance by the Bank with all of the provisions of this Agreement and the consummation of the transactions herein contemplated have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or result in a Repayment Event, as defined below, under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Bank or any of its subsidiaries is a party or by which the Bank or any of its subsidiaries is bound or to which any of the property or assets of the Bank or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or bylaws of the Bank or any statute or any order, rule or regulation of any Governmental Entity having jurisdiction over the Bank or any of its subsidiaries or any of their respective properties, except for those conflicts, breaches, violations, defaults or Repayment Events that would not result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

4. Further Covenants and Agreements of the Company. The Company covenants and agrees with the Underwriter as follows:

(a) To prepare the Rule 462(b) Registration Statement, if necessary, in a form reasonably acceptable to the Underwriter and file such Rule 462(b) Registration Statement with the Commission on the date hereof; to prepare the Prospectus in a form approved by the Underwriter containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on rules 430A, 430B and 430C and to file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A of the Rules and Regulations; to notify the Underwriter promptly of the Company’s intention to file or prepare any supplement or amendment to the Registration Statement or to the Prospectus in connection with this Offering and to provide a draft of any such amendment or supplement to the Registration Statement, the General Disclosure Package or to the Prospectus to the Underwriter for review within an amount of time that is reasonably practical under the circumstances and prior to filing; to advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed in connection with the Offering or becomes effective or any supplement to the General Disclosure Package or the Prospectus or any amended Prospectus has been filed and to furnish the Underwriter with copies thereof; to file within the time periods prescribed by the Exchange Act, including any extension thereof, all material required to be filed by the Company with the Commission pursuant to Rule 433(d) or 163(b)(2), as the case may be; to advise the Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Issuer Free Writing Prospectus or the Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the General Disclosure Package or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Issuer Free Writing Prospectus or the Prospectus or suspending any such qualification, and promptly to use its best efforts to obtain the withdrawal of such order.

(b) That, unless it obtains the prior consent of the Underwriter, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations unless the prior written consent of the Underwriter has been received (each, a “Permitted Free Writing Prospectus”). The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and that it has and will comply with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping.

(c) If at any time when a Prospectus relating to the Shares is required to be delivered under the Securities Act, any event occurs or condition exists as a result of which the Prospectus or the General Disclosure Package, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or the Registration Statement, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary at any time to amend or supplement the Registration Statement or the Prospectus to comply with the Securities Act or the Exchange Act, the Company will promptly notify the Underwriter, and upon the Underwriter’s request, the Company will promptly prepare and file with the Commission, at the Company’s expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Underwriter.

(d) To the extent not available on the Commission’s EDGAR system, to make generally available to its stockholders as soon as practicable, but in any event not later than eighteen (18) months after the effective date of each Registration Statement (as defined in Rule 158(c) of the Rules and Regulations), an earnings statement of the Company and its consolidated Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

(e) To take promptly from time to time such actions as the Underwriter may reasonably request to qualify the Shares for offering and sale under the securities or Blue Sky laws of such jurisdictions (domestic or foreign) as the Underwriter may designate and to continue such qualifications in effect, and to comply with such laws, for so long as required to permit the offer and sale of Shares in such jurisdictions; provided that the Company and its Subsidiaries shall not be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction.

(f) That the Company will not, for a period of forty five (45) days from the date of the Prospectus, (the “Lock-Up Period”) without the prior written consent of the Underwriter, directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, other than (i) the Company’s sale of the Shares hereunder, (ii) the issuance of Common Stock or any equity awards (including the issuance of Common Stock upon exercise or settlement of such equity awards) pursuant to the Company’s employee benefit plans, stock option and employee stock purchase plans or other employee compensation plans as such plans are in existence on the date hereof and described in the Prospectus, (iii) the issuance of Common Stock pursuant to the vesting or exercises of options, restricted stock units, warrants or rights outstanding on the date hereof, and (iv) the issuance of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (and the issuance of Common Stock pursuant to the terms of such securities convertible into or exercisable or exchangeable for Common Stock) in connection with strategic transactions involving the Company and other entities, including without limitation, joint venture, licensing, collaboration, manufacturing, development, marketing, co-promotion or distribution arrangements. The Company will cause each executive officer listed in Schedule C to furnish to the Underwriter, prior to the Closing Date, a letter, substantially in the form of Exhibit B hereto, pursuant to which each such person shall agree, among other things, not to directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, not to engage in any swap, hedge or other agreement or arrangement that transfers, in whole or in part, directly or indirectly, the economic risk of ownership of Common Stock or any such securities, and not to engage in any short selling of the any Common Stock or any such securities, during the Lock-Up Period, without the prior written consent of the Underwriter. The Company also agrees that during the Lock-Up Period, the Company will not file any registration statement, preliminary prospectus or prospectus, or any amendment or supplement thereto, under the Securities Act for any such transaction or which registers, or offers for sale, Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, except for registration statements on Form S-8 relating to employee benefit plans. Notwithstanding the foregoing, if the price of the Common Stock as listed on its public exchange closes at or above $15.00 per share for each of ten (10) consecutive trading days, then the Lock-Up Period shall be deemed automatically terminated upon the close of trading on the 10th such day. The Company hereby agrees that (i) if it issues an earnings release or material news, or if a material event relating to the Company occurs, during the last seventeen days of the Lock-Up Period, or (ii)if prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this paragraph (f) shall continue to apply until the expiration of the eighteen-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(g) To supply the Underwriter with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Shares under the Securities Act or the Registration Statement or the Prospectus, or any amendment or supplement thereto or document incorporated by reference therein.

(h) Prior to the Time of Purchase and the Additional Time of Purchase, if any, not to issue any press release or other communication directly or indirectly or hold any press conference (other than the Company’s customary quarterly press release and conference call) without the prior written consent of the Underwriter, which consent shall not be unreasonably withheld or delayed, unless in the judgment of the Company and its counsel, and after notification to the Underwriter, such press release or communication is required by law.

(i) Until the Underwriter shall have notified the Company of the completion of the Offering of the Shares, that the Company will not, and will cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Shares, or attempt to induce any person to purchase any Shares; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Shares.

(j) To apply the net proceeds from the sale of the Shares as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(k) To use its best efforts to list, effect and maintain, subject to notice of issuance, the Common Stock on the NASDAQ Global Market.

(l) To use its best efforts to assist the Underwriter with any filings with FINRA and obtaining clearance from FINRA as to the amount of compensation allowable or payable to the Underwriter.

(m) To use its best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Time of Purchase or the Additional Time of Purchase, as applicable, and to satisfy all conditions precedent to the delivery of the Shares.

(n) Until the Underwriter shall have notified the Company of the completion of the Offering of the Shares, the Company will not take directly or indirectly any action designed, or that might reasonably be expected to cause or result in, or that will constitute, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares.

(o) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

5. Payment of Expenses. The Company agrees to pay, or reimburse if paid by the Underwriter, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated: (a) the costs incident to the authorization, issuance, sale and delivery of the Shares to the Underwriter and any taxes payable in that connection; (b) the costs incident to the registration of the Shares under the Securities Act; (c) the costs incident to the preparation, printing and distribution of the Registration Statement, the Base Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus, any amendments, supplements and exhibits thereto or any document incorporated by reference therein; (d) the reasonable and documented fees and expenses incurred in connection with securing any required review by FINRA and any filings made with FINRA; (e) any applicable listing, quotation or other fees; (f) the fees and expenses (including related fees and expenses of counsel for the Underwriter) of qualifying the Shares under the securities laws of the several jurisdictions as provided in Section 5(e) and of preparing, printing and distributing wrappers and blue sky memoranda; (g) all fees and expenses of the registrar and transfer agent of the Shares; and (h) all other costs and expenses of the Company and the Underwriter incident to the Offering of the Shares by, or the performance of the obligations of, the Company and the Underwriter under this Agreement (including, without limitation, the fees and expenses of the Company’s counsel, Underwriter’s counsel and the Company’s independent accountants and the travel and other reasonable expenses incurred by Company and the Underwriter’s personnel in connection with any “road show” including, without limitation, any expenses advanced by the Underwriter on the Company’s behalf (which will be promptly reimbursed)); provided however, that in no event shall the Company be liable for fees and expenses of the Underwriter in excess of $50,000 in the aggregate.

6. Conditions to the Obligations of the Underwriter and the Sale of the Shares. The obligations of the Underwriter hereunder are subject to the accuracy, when made and as of the date hereof, at the Time of Purchase and at the Additional Time of Purchase, as the case may be, of the representations and warranties of the Company and the Bank contained herein, to the accuracy of the statements of the Company and the Bank made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Bank of its obligations hereunder, and to each of the following additional terms and conditions:

(a) No stop order suspending the effectiveness of the Registration Statement or any part thereof, preventing or suspending the use of any Base Prospectus, the Prospectus, the General Disclosure Package or any Permitted Free Writing Prospectus or any part thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the Commission, and all requests for additional information on the part of the Commission (to be included or incorporated by reference in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Underwriter; the Rule 462(b) Registration Statement, if any, each Issuer Free Writing Prospectus, if any, and the Prospectus shall have been filed with the Commission within the applicable time period prescribed for such filing by, and in compliance with, the Rules and Regulations and in accordance with Section 5(a), and the Rule 462(b) Registration Statement, if any, shall have become effective immediately upon its filing with the Commission; and FINRA shall have raised no objection to the fairness and reasonableness of the terms of this Agreement or the transactions contemplated hereby.

(b) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would prevent the issuance or sale of the Shares; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Shares.

(c) The Underwriter shall not have discovered and disclosed to the Company that the Registration Statement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriter, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of such counsel, is material or omits to state any fact which, in the opinion of such counsel, is material and is necessary in order to make the statements, in the light of the circumstances in which they were made, not misleading.

(d) All corporate proceedings and other legal matters incident to the authorization, form and validity of each of this Agreement, the Shares, the Registration Statement, the General Disclosure Package, each Issuer Free Writing Prospectus, if any, and the Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriter, and the Company shall have furnished to such counsel all documents and information that they may reasonably request.

(e) The Underwriter shall have received from, Keesal, Young & Logan, such counsel’s written opinion, addressed to the Underwriter, dated as of the Time of Purchase or the Additional Time of Purchase, as the case may be, in form and substance reasonably satisfactory to the Underwriter. Such counsel shall also have furnished to the Underwriter a written statement, addressed to the Underwriter and dated the Time of Purchase or the Additional Time of Purchase, as the case may be, in form and substance reasonably satisfactory to the Underwriter.

(f) The Company shall have furnished to the Underwriter a certificate, dated as of the Time of Purchase or the Additional Time of Purchase, as the case may be, of its Chief Executive Officer and its Chief Financial Officer stating that (i) since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the General Disclosure Package or the Prospectus which is not contained therein, (ii) to the best of their knowledge after reasonable investigation, as of such date, the representations and warranties of the Company and the Bank in this Agreement are true and correct in all material respects, except that any such representation or warranty shall be true and correct in all respects where such representation or warranty is qualified with respect to materiality, and the Company and the Bank has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such date, and (iii) there has not been, subsequent to the date of the most recent unaudited financial statements included or incorporated by reference in the General Disclosure Package, any Material Adverse Effect, except as set forth in the Prospectus.

(g) Since the date of the latest financial statements included in the General Disclosure Package or incorporated by reference in the General Disclosure Package as of the date hereof, (i) neither the Company nor any of its Subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the General Disclosure Package, and (ii) there shall not have any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its Subsidiaries, taken as a whole, otherwise than as set forth in the General Disclosure Package, the effect of which, in any such case described in clause (i) or (ii) of this paragraph (g), is, in the judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Shares on the terms and in the manner contemplated in the General Disclosure Package.

(h) No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would prevent the issuance or sale of the Shares or result in a Material Adverse Effect; and no injunction, restraining order or order of any other nature by any United States federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Shares or result in a Material Adverse Effect.

(i) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, NASDAQ Stock Market or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction; (ii) a banking moratorium shall have been declared by United States federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States; (iii) the United States shall have become engaged in hostilities, or the subject of an act of terrorism, or there shall have been an outbreak of or escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States; or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Underwriter, impracticable or inadvisable to proceed with the sale or delivery of the Shares on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus.

(j) The Company shall have filed an additional listing application with the NASDAQ Global Market in connection with the Offering, and shall have received no objections thereto from the NASDAQ Global Market.

(k) The Underwriter shall have received the written agreements, substantially in the form of Exhibit B hereto, of the executive officers of the Company listed in Schedule C to this Agreement.

(l) The Underwriter shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Underwriter as described in the Pricing Prospectus.

(m) Prior to the Time of Purchase and the Additional Time of Purchase, as the case may be, the Company shall have furnished to the Underwriter such further information, opinions, certificates, letters or documents as the Underwriter shall have reasonably requested, including a Secretary’s Certificate.

(n) The Company shall have, at the Time of Purchase and at the Additional Time of Purchase, as the case may be, delivered to the Underwriter a certificate (or other evidence reasonably satisfactory to the Underwriter) evidencing the incorporation or formation, as the case may be, and good standing of each of its “significant subsidiaries” in their respective state (or country) of incorporation or formation, as the case may be, issued by the Secretary of State of such state of incorporation or formation (or comparable authority), as the case may be, dated as of recent date.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.

7. Indemnification and Contribution.

(a) The Company shall indemnify and hold harmless the Underwriter, its affiliates and its and their respective directors, officers, members, employees, representatives and agents and their respective affiliates, and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Underwriter Indemnified Parties,” and each a “Underwriter Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement, the General Disclosure Package or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, (B) the omission or alleged omission to state in any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein not misleading or (C) any breach of the representations and warranties of the Company contained herein or failure of the Company to perform its obligations hereunder, and shall reimburse the Underwriter Indemnified Party promptly upon demand for any legal fees or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from, the Registration Statement or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriter’s Information. This indemnity agreement is not exclusive and will be in addition to any liability, which the Company may otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

(b) The Underwriter shall indemnify and hold harmless the Company and its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Company Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriter’s Information, and shall reimburse the Company for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred. This indemnity agreement is not exclusive and will be in addition to any liability, which the Underwriter might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Company Indemnified Party. Notwithstanding the provisions of this Section 7(b), in no event shall any indemnity by the Underwriter under this Section 7(b) exceed the total compensation received by such Underwriter hereunder.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation which shall remain the expense of the Company) shall be at the expense of such indemnified party unless (i) in the case of a Underwriter Indemnified Party, the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 7(a), or (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (in addition to any local counsel), which firm shall be designated in writing by the Underwriter if the indemnified parties under this Section 7 consist of any Underwriter Indemnified Party or by the Company if the indemnified parties under this Section 7 consist of any Company Indemnified Parties. Subject to this Section 7(c), the amount payable by an indemnifying party under Section 7 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, or if its consent has been unreasonably withheld or delayed, or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated herein effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or Section 7(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the ) Offering of the Shares, or (ii) if the allocation provided by clause (i) of this Section 7(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 7(d) but also the relative fault of the Company on the one hand and the Underwriter on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other with respect to such Offering shall be deemed to be in the same proportion as the total net proceeds from the Offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company bear to the total compensation received by the Underwriter in connection with the Offering, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriter on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriter on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company by or on behalf of the Underwriter for use in the Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriter’s Information. The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. Notwithstanding the provisions of this Section 7(d), the Underwriter shall not be required to contribute any amount in excess of the total compensation received by the Underwriter hereunder less the amount of any damages which the Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

8. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the Underwriter hereunder shall be subject to termination in the absolute discretion of the Underwriter, if (1) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Prospectus and the Issuer Free Writing Prospectuses, if any, there has been any change or any development involving a prospective change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, the effect of which change or development is, in the sole judgment of the Underwriter, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Prospectus and the Issuer Free Writing Prospectuses, if any, or (2) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the NASDAQ Global Market or the NYSE Amex; (B) a suspension or material limitation in trading in the Company’s securities on the NASDAQ Stock Market; (C) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (E) any other calamity or crisis or any material change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in the sole judgment of the Underwriter, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Prospectus and the Issuer Free Writing Prospectuses, if any.

If the Underwriter elects to terminate this Agreement as provided in this Section 8, the Company shall be notified promptly in writing.

If the sale to the Underwriter of the Shares, as contemplated by this Agreement, is not carried out by the Underwriter for any reason permitted under this Agreement, or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5 and 7 hereof), and the Underwriter shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 5 hereof).

9. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) the Underwriter’s responsibility to the Company is solely contractual in nature, the Underwriter has been retained solely to act as Underwriter in connection with the Offering and no fiduciary, advisory or agency relationship between the Company and the Underwriter has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriter has advised or are advising the Company on other matters;

(b) the price of the Shares set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Underwriter, and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) the Underwriter has not advised, nor is advising, the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the transactions contemplated hereby;

(d) the Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriter shall have no responsibility or liability to the Company with respect thereto;

(e) the Underwriter has not and will not be rendering an opinion to the Company as to the fairness of the terms of the Offering;

(f) it has been advised that the Underwriter and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriter has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(g) it waives, to the fullest extent permitted by law, any claims it may have against the Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriter shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

10. Successors; Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Company, and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than the persons mentioned in the preceding sentences, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the Underwriter Indemnified Parties and the indemnities of the Underwriter shall be for the benefit of the Company Indemnified Parties. It is understood that the Underwriter’s responsibility to the Company is solely contractual in nature and the Underwriter does not owe the Company, or any other party, any fiduciary duty as a result of this Agreement.

11. Survival of Indemnities, Representations, Warranties, Etc. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the Underwriter, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter, the Company or any person controlling any of them and shall survive delivery of and payment for the Shares. Notwithstanding any termination of this Agreement, including without limitation any termination pursuant to Section 8, the indemnity and contribution agreements contained in Section 7, the provisions of Section 5 hereof and the representations, warranties set forth in this Agreement shall not terminate and shall remain in full force and effect at all times.

12. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriter, shall be delivered or sent by mail, facsimile transmission, overnight courier or email to B. Riley & Co., LLC, 11100 Santa Monica Blvd., Suite 800, Los Angeles, CA, 90025, Attention: Thomas Kelleher, Facsimile No.: (310) 966-1448 with a copy (which shall not constitute notice) to Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey 07068, Attention: John Hogoboom, Facsimile No.: (973) 597-2383; and

(b) if to the Company, shall be delivered or sent by mail, facsimile transmission, overnight courier or email to BofI Holding, Inc.,12777 High Bluff Drive, Suite 100, San Diego, CA 92130, Attention: Chief Executive Officer.

13. Definition of Certain Terms. For purposes of this Agreement “business day” means any day on which the NASDAQ Stock Market is open for trading.

14. Governing Law, Agent for Service and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. No legal proceeding may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and the Underwriter each hereby consent to the jurisdiction of such courts and personal service with respect thereto. The Company and the Underwriter each hereby consent to personal jurisdiction, service and venue in any court in which any legal proceeding arising out of or in any way relating to this Agreement is brought by any third party against the Company or the Underwriter. The Company and the Underwriter each hereby waive all right to trial by jury in any legal proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such legal proceeding brought in any such court shall be conclusive and binding upon the Company and the Underwriter and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

15. Underwriter’s Information. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Underwriter’s Information consists solely of the following information: the information in the fee table included in the Underwriting section of the Prospectus Supplement.

16. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof. If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

17. General. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Underwriter.

18. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument and such signatures may be delivered by facsimile.

*        *        *        *        *

If the foregoing is in accordance with your understanding of the agreement between the Company, the Bank and the Underwriter, kindly indicate your acceptance in the space provided for that purpose below.

Very truly yours,

BOFI HOLDING, INC.

By:
Name
Title

BANK OF INTERNET USA

By:
Name
Title

Accepted as of the date first above written:

B. RILEY & CO., LLC

By:
Name
Title

SCHEDULE A

Pricing Information

Number of Shares to be Sold: 1,066,327

Public Offering Price: $13.00 per Share

Underwriting Discount: $0.55 per Share

Proceeds to Company (before expenses): $12.45 per Share

SCHEDULE B

List of Subsidiaries

Bank of Internet USA

BofI Trust I

BofI Structured Settlement Funding Corporation

SCHEDULE C

List of persons signing lock-up agreements

Jerry F. Englert

John Gary Burke

Gary Lewis Evans

Thomas J. Pancheri

C. Michelle Paulus

Andrew J. Micheletti

Gordon L. Witter, Jr.

Michael Berengolts

Theodore Allrich

Gregory Garrabrants

Paul Grinberg

Nicholas Mosich

James Thomas

EXHIBIT A

Free Writing Prospectuses

None

EXHIBIT B

Form of Lock-Up Agreement